Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-164506) pertaining to the Symetra Financial Corporation Equity Plan and the Symetra Financial Corporation Employee Stock Purchase Plan of our report dated March 16, 2011, with respect to the consolidated financial statements and schedules of Symetra Financial Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Seattle Washington
March 16, 2011